EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Northern Technologies International Corporation on Form S-8 relating to the Northern Technologies International Corporation 1994 Stock Incentive Plan of our report dated November 19, 1997, appearing in the Annual Report on Form 10-K of Northern Technologies International Corporation for the fiscal year ended August 31, 1997.


/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
November 25, 1997